Exhibit 14.2

CHARTER OF THE INDEPENDENT
AUDIT COMMITTEE
Of the Board of Directors of
NATURADE, INC.

Purpose

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Naturade, Inc. (the “Company”) is established for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company in accordance with the Sarbanes-Oxely Act of 2002. The Committee is established to assist the Board in fulfilling its oversight responsibilities by reviewing and reporting to the Board on the integrity of the financial reports and other financial information provided by the Company to its shareholders. This charter specifies the scope and authority and responsibility of the Committee.

Organization, Membership and Meetings

1.
The Committee shall be comprised of at least three directors who meet the independence, expertise and other qualification standards required by the federal securities laws and as may be required by the listing standards of the primary securities exchange upon which the Company’s securities are traded.

2.	Members of the Committee shall be appointed annually by the Board. Members may be replaced by the Board at any time, but shall otherwise serve until a successor has been named.
3.
The Committee shall meet at least four times a year, with the authority to convene additional meetings, as circumstances require. The Committee may invite members of management, independent auditors, legal counsel or others to attend meetings and to provide relevant information. At least annually, the Committee shall hold an executive session at which only independent directors and independent auditor are present.

4.	The Committee may form and delegate authority to subcommittees when appropriate, or to one or more members of the Committee.
5.
The Committee may elect a Chairman of the Committee who, if elected, shall preside at all meetings. At all meetings of the Committee, a majority of the members of the Committee shall constitute a quorum for the transaction of business, and the act of a majority of the members of the Committee present at a meeting at which a quorum is in attendance shall be the act of the Committee. Members of the Committee may participate in any meeting by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other, and such participation shall constitute presence in the person at such meeting. The Committee shall maintain written minutes of its meetings, which minutes will be filed in the corporate minute book. Any person present at a meeting may be appointed by the Committee as Secretary to record the minutes.

Committee Authority and Responsibilities

The Committee shall have the following responsibilities and duties:

Independent Auditor Oversight

1.
Be directly responsible for the appointment, compensation, retention and oversight of the work of any independent auditor employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. Each independent auditor shall report directly to the Committee.

2.	Meet with the independent auditor prior to commencement of the audit and iscuss the planning and staffing of the audit.
3.
Approve in advance the engagement of the independent auditor for all audit services and non-audit services and approve the fees and other terms of any such engagement. The term “non-audit services” means any professional services provided to the Company by the independent auditor, other than those provided to the Company in connection with an audit or a review of the financial statements of the Company.

4.
Obtain periodically from the independent auditor a formal written statement of the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, and, in particular, describing all relationships between the auditor and the Company, and discuss with the auditor any disclosed relationships or services that may impact auditor objectivity and independence.

5.	Evaluate annually the qualifications and independence of the independent auditor.
6.	Review with the independent auditor:
a.
Any significant difficulties encountered by the independent auditor during the course of the audit; any restrictions on the scope of work or access to required information; and any significant disagreement among management and the independent auditor in connection with the preparation of the financial statements.

b.	Any material accounting adjustments identified by the independent auditor.
c.	Any material communications between the audit team and the auditor’s national office regarding auditing or accounting issues arising in connection with preparation of the financial statements.
d.
If applicable, any Management Representation letter or Internal Control Recommendation letter or Schedule of Unadjusted Differences issued, or proposed to be issued, by the auditor or the Company and management’s response.

Financial Information Oversight

1.	Review:
a.	The Company’s annual audited financial statements.
b.	Any certification, report, opinion or review rendered by the independent auditor to the Committee.
c.	The Company’s disclosure in its Annual Report on Form 10-K and Quarterly Report on Form 10-Q under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
d.	Earnings press releases.
2.	Discuss with management and the independent auditor:
a.
The selection, application and disclosure of the critical accounting policies and practices used by the Company, as the same are identified by management or the independent auditor, and any changes thereto and the ramifications of such changes and, if applicable, the treatment preferred by the independent auditor.

b.	The evaluative criteria identified by management and used in their selection of critical accounting principles and methods.
c.
Any significant judgments made in management’s preparation of the financial statements, as so identified by management or the independent auditor, and the view of each as to the appropriateness of such judgments.

d.
Any off-balance sheet or structured finance transactions and their effect on the Company’s financial results and operations, as well as the disclosure regarding such transactions in the Company’s public filings.

e.
The effect of regulatory and accounting initiatives and improvements identified by management or the independent auditor and the potential impact upon the Company’s auditing and accounting principles and practices.

f.	Any correspondence with regulators or governmental agencies that raise material issues regarding the Company’s financial statements or accounting policies.
g.	Any employee complaints that raise material issues regarding the Company’s financial statements or accounting policies.
h.	Report to the Board regarding any audit opinions that contain “going concern” qualifications.
i.
Approve all filings with the Securities and Exchange Commission containing the Company’s financial statements, including but not limited to the Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K.

j.	Recommend to the Board whether the audited financial statements should be included in the Company’s annual report on Form 8-K.

Controls Oversight

1.
Review and discuss annually with management and the independent auditor its assessment of the effectiveness of the Company’s internal controls, disclosure controls and procedures for financial reporting.

a.	Review annually with the independent auditor the attestation to, and report on, the assessment of controls made by management.

b.	Consider whether any changes to the internal controls or disclosure controls processes and procedures are appropriate in light of management’s assessment or the independent auditor’s report.
2.
If the Company has an internal auditor: (i) the internal auditor shall report directly to the Audit Committee; (ii) the Audit Committee shall review the scope and plans of any internal audit recommended by the internal auditor; (iii) the internal auditor shall report directly to the Audit Committee with the results of all internal audits; (iv) the Audit Committee shall review with the internal auditor all recommendations made by the internal auditor as the result of any internal audit ; and (v) the Audit Committee shall review with management the implementation of such recommendations by the Company.

3.	Request the principal executive and financial officers of the Company to report on and review:
a.
All significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process summarize, and report financial data and any material weaknesses in internal controls.

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

Legal Compliance and Ethics Oversight

1.	Review and approve all related-party transactions after reviewing each such transaction for potential conflicts of interests and improprieties.
2.
Review procedures for receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

3.
Adopt a Code of Ethics for senior financial officers and provide for and review prompt disclosure to the public of any change in, or waiver of such Code of Ethics. Review conduct alleged to be in violation of such Code of Ethics and adopt as necessary or appropriate, remedial, disciplinary, or other measures with respect to such conduct.

Other Matters Oversight

1.
Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures and the process by which risk assessment and management is undertaken and handled.

2.	Prepare the Committee’s report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.
3.	Regularly report to the Board on the Committee’s activities, recommendations and conclusions.
4.	Review and reassess the Charter’s adequacy at least annually.
5.	Review its own performance, at least annually, for purposes of self-evaluation and to encourage the continuing improvement of the Committee in the execution of its responsibilities.

General and Resources

1.
Have the authority to engage, and pay the fees and expenses of, independent counsel, advisors and experts deemed necessary, as determined by the Committee, to permit the Committee to perform its duties under this charter. The fees and expenses of these counsel, advisors and experts shall be paid by the Company, and the Company shall provide all other funding necessary for the Committee to perform its functions and responsibilities.

2.
At its discretion, have the authority to initiate special investigations, and, if appropriate, hire special legal, accounting or other outside advisors or experts to assist the Committee, to fulfill its duties under this charter.

3.	Also perform such other activities consistent with this charter, the Company’s Bylaws and governing law, as the Committee and the Board deems necessary or appropriate.